EXHIBIT 4



                       Johnson Worldwide Associates, Inc.
                       1994 Long-Term Stock Incentive Plan

   Section 1:     Purpose

   The purpose of the Johnson Worldwide Associates, Inc. 1994 Long-Term Stock Incentive Plan (the "Plan") is to enhance the ability of Johnson Worldwide Associates, Inc. (the "Company") and its Affiliates (as defined below) to attract and retain key employees who will make substantial contributions to the Company's long-term business growth and to provide meaningful incentives to such key employees which are more directly linked to the profitability of the Company's businesses and increases in shareholder value. In addition, the Plan is designed to encourage and provide opportunities for stock ownership by such employees which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company.

   Section 2:     Definitions

   As used in the Plan, the following terms have the respective meanings set forth below:

   (a) Affiliate means any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Company or any entity in which the Company has a significant equity interest as determined by the Committee.

   (b) Award means any Stock Option, Stock Appreciation Right or Stock Award granted under the Plan.

   (c)  Board means the Board of Directors of the Company.

   (d) Code means the Internal Revenue Code of 1986, as amended from time to time.

   (e) Committee means a committee of the Board designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the 1934 Act and Section 162(m) under the Code.

   (f) Common Stock means the Class A Common Stock, $.05 par value, of the Company.

   (g) Company means Johnson Worldwide Associates, Inc., a corporation established under the laws of the State of Wisconsin, and its Affiliates.

   (h) Fair Market Value means, with respect to Common Stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Common Stock; and provided further, that so long as the Common Stock is traded on a public market, Fair Market Value means the average of the high and low prices of a share of Common Stock in the over-the-counter market on the specified date, as reported by the Nasdaq National Market (or if no sales occurred on such date, the last preceding date on which sales occurred); provided, however, that if the principal market for the Common Stock is then a national securities exchange, the Fair Market Value shall be the average of the high and low prices of a share of Common Stock on the principal securities exchange on which the Common Stock is traded on the specified date (or if no sales occurred on such date, the last preceding date on which sales occurred).

   (i) Incentive Stock Option, or ISO, means an option to purchase Shares granted under Section 7(b) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

   (j) 1934 Act means the Securities Exchange Act of 1934, as amended from time to time.

   (k) Nonqualified Stock Option, or NQSO, means an option to purchase Shares granted under Section 7(b) of the Plan that is not intended to meet the requirements of Section 422 of the Code or any successor provision.

   (l) Participant means a person selected by the Committee (or its delegate as provided under Section 4) to receive an Award under the Plan.

   (m) Reporting Person means an individual who is subject to Section 16 under the 1934 Act or any successor rule.

   (n) Rule 16b-3 means Rule 16b-3 as promulgated by the Securities and Exchange Commission under the 1934 Act, or any successor rule or regulation thereto.

   (o)  Shares means shares of Common Stock of the Company.

   (p)  Stock Appreciation Right, or SAR, means any right granted under
        Section 7(c) of the Plan.

   (q)  Stock Award means an award granted under Section 7(d) of the Plan.

   (r) Stock Option means an Incentive Stock Option or a Nonqualified Stock Option.

   Section 3:     Effective Date and Term of Plan

   The Plan shall be effective as of January 27, 1994, subject, however, to the approval of the Plan by the shareholders of the Company. No Awards may be made under the Plan after January 27, 1999, or earlier termination of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted prior to the termination date may extend beyond such date, and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

   Section 4:     Administration

   The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent, and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards, or other property or cancelled, forfeited or suspended to the extent permitted in
   Section 9 of the Plan, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate. To the extent permitted by applicable law and the provisions of the Plan, the Committee may delegate to one or more employee members of the Board the power to make Awards to Participants who are not Reporting Persons.

   Section 5:     Eligibility

   Any Company employee shall be eligible to receive an Award under the Plan. In addition, consultants and advisors to the Company shall be eligible to receive Nonqualified Stock Options under Section 7(b) of the Plan, provided that bona fide services are rendered by such consultants or advisors and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

   Section 6:     Stock Available for Awards

   (a)  Common Shares Available.  Subject to adjustment as provided in
        Section 6(c) below, the maximum number of Shares available for Awards under the Plan shall be 500,000, plus such additional number of Shares not to exceed 150,000 determined by the sum of (i) the number of remaining Shares available for grant under the Johnson Worldwide Associates, Inc. Amended and Restated 1986 Stock Option Plan (the "1986 Plan") as of January 27, 1994 and (ii) the number of Shares underlying outstanding options under the 1986 Plan as of January 27, 1994 that subsequently expire, terminate or are cancelled.

   (b) Share Usage Limits. For the period that the Plan is in effect the aggregate number of Shares that shall be granted as Stock Awards and Stock Appreciation Rights shall not exceed 100,000 Shares. Additionally, the aggregate number of Shares that could be awarded to any one Participant of the Plan over the period that the Plan is in effect shall not exceed 100,000 Shares.

   (c) Adjustments. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting Shares, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the aggregate number and type of Shares that may be issued under the Plan; (ii) the number and type of Shares covered by each outstanding Award made under the Plan; and (iii) the exercise, base or purchase price per Share for any outstanding Stock Option, Stock Appreciation Right and other Awards granted under the Plan provided that any such actions are consistently and equitably applicable to all affected Participants.

   (d) Common Stock Usage. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award and if such forfeiture, termination, expiration or cancellation occurs prior to the payment of dividends or the exercise by the holder of other indicia of ownership of the Shares to which the Award relates, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

   (e) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

   Section 7:     Awards

   (a) General. The Committee shall determine the type or types of Award(s) (as set forth below) to be made to each Participant and shall approve the terms and conditions of all such Awards in accordance with Sections 4 and 8 of the Plan. Awards may be granted singularly, in combination, or in tandem such that the settlement of one Award automatically reduces or cancels the other. Awards may also be made in replacement of, as alternatives to, or as form of payment for grants or rights under any other employee compensation plan or arrangement of the Company, including the plans of any acquired entity.

   (b) Stock Options. A Stock Option shall confer on a Participant the right to purchase a specified number of Shares from the Company with the terms and conditions as set forth below and with such additional terms and conditions as the Committee shall determine. The Committee shall establish the purchase price per Share under the Stock Option at the time each Stock Option is awarded, provided that the price shall not be less than 100% of the Fair Market Value on the date of award. Stock Options may be in the form of ISOs or NQSOs. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an ISO is awarded to such Participant, the option price shall not be less than 110% of the Fair Market Value at the time such ISO is awarded. The aggregate Fair Market Value at time of grant of the Shares covered by ISOs exercisable by any one optionee in any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code). The term of each Stock Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Stock Option exceed a period of ten years from the date of its grant. A Stock Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. Except as provided below, payment of the exercise price of a Stock Option shall be made at the time of exercise in cash or such other forms as the Committee may approve, including shares valued at their Fair Market Value on the date of exercise, or in a combination of forms. The Committee may also permit Participants to have the option price delivered to the Company by a broker pursuant to an arrangement whereby the Company, upon irrevocable instructions from a Participant, delivers the exercised Shares to the broker.

   (c) Stock Appreciation Rights (SARs). An SAR grant shall confer on a Participant the right to receive, upon exercise, an amount determined by multiplying: (i) the positive difference, if any, between the Fair Market Value of a Share on the date of exercise and the base price of the SAR contained in the terms and conditions of the Award by (ii) the number of Shares with respect to which the SAR is exercised. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares or combination thereof), and any other terms and conditions of any SAR shall be determined by the Committee. Shares issued in settlement of the exercise of SARs shall be valued at their Fair Market Value on the date of the exercise.
        The Committee shall establish the base price of the SAR at the time the SARs are awarded, provided that the base price shall not be less than 100% of the Fair Market Value on the date of award or the exercise or payment price of the related Award if the SAR is granted in combination with or in tandem with another Award. The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate, including, without limitation, restricting the time of exercise of the SAR to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

   (d) Stock Awards. A Stock Award shall confer on a Participant the right to receive a specified number of Shares or a cash equivalent payment or a combination thereof, subject to the terms and conditions of the Award, which may include forfeitability contingencies based on continued employment with the Company or on meeting specified performance criteria or both. The Committee shall determine the restriction or performance period, the performance goals or targets to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions, if any, applicable to any Shares awarded or received upon payment of performance shares or units, and any other terms, conditions and rights relating to a grant of Stock Awards. A Stock Award may be in the form of Shares or Share units. The Committee may also grant Stock Awards that are not subject to any restrictions. The Committee may provide that, during a performance or restriction period, a Participant shall be paid cash amounts, with respect to each Stock Award held by such Participant, in the same manner, at the same time and in the same amount paid, as a cash dividend on a Share. Any other provision of the Plan to the contrary notwithstanding, the Committee may at any time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or waive in whole or in part any or all remaining restrictions with respect to Shares subject to restrictions, if the Committee determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

   Section 8:     General Provisions Applicable to Awards

   (a) No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

   (b) Transferability and Exercisability. No Award subject to the Plan and no right under any such Award shall be assignable, alienable, saleable or otherwise transferable by the Participant other than by will or the laws of descent and distribution; provided, however, that if so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the Participant's rights and receive any distributions under this Plan upon the Participant's death.

   (c) General Restrictions. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval have been effected or obtained free of any conditions not acceptable to the Committee.

   (d) Grant Terms and Conditions. The Committee shall determine the provisions and duration of grants made under the Plan, including the option prices for all Stock Options, the base prices for all SARs, the consideration, if any, to be required from Participants for Stock Awards, and the conditions under which a Participant will retain rights under the Plan in the event of the Participant's termination of employment while holding any outstanding Awards.

   (e) Rule 16b-3 Six-Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan to a Reporting Person may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan to a Reporting Person shall not be exercisable for at least six months, except in case of death or disability of the holder thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

   (f) Tax Withholding. The Company shall have the right, upon issuance of Shares or payment of cash in respect of an Award, to reduce the number of Shares or amount of cash, as the case may be, otherwise issuable or payable by the amount necessary to satisfy any federal, state or local withholding taxes or to take such other actions as may be necessary to satisfy any such withholding obligations. The Committee may require or permit Shares including previously acquired Shares and Shares that are part of, or are received upon exercise of the Award, to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value on the date the tax withholding is effective.

   (g) Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements in such form (consistent with the terms of the Plan) or such other appropriate documentation as shall be approved by the Committee. The Committee need not require the execution of any instrument or acknowledgement of notice of an Award under the Plan, in which case acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

   (h) Settlement. Subject to the terms of the Plan and any applicable Award agreement, the Committee shall determine whether Awards are settled in whole or in part in cash, Shares, or other Awards. The Committee may require or permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash.

   (i) Change in Control. In order to preserve a Participant's rights under an Award in the event of a Change in Control (as defined below) of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award,
        (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company. For purposes of this Plan, a Change in Control shall be deemed to have occurred if the Johnson Family (as defined below) shall at any time fail to own stock of the Company having, in the aggregate, votes sufficient to elect at least a fifty-one percent (51%) majority of the directors of the Company. Johnson Family shall mean at any time, collectively, Samuel C. Johnson, his wife and their children and grandchildren, the executor or administrators of the estate or other legal representative of any such person, all trusts for the benefit of the foregoing or their heirs or any one or more of them, and all partnerships, corporations or other entities directly or indirectly controlled by the foregoing or any one or more of them.

   Section 9:     Miscellaneous

   (a) Plan Amendment. The Board may amend, alter, suspend, discontinue or terminate the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in the Plan) adversely affect any Award granted and then outstanding under the Plan without the consent of the respective Participant; and provided, further, that without the approval of the Company's shareholders, no amendment shall be made which would (i) increase the total number of Shares available for issuance under the Plan; or
        (ii) cause the Plan not to comply with Rule 16b-3 or any successor rule.

        The Committee may, in whole or in part, waive any conditions or other restrictions with respect to, and may amend, alter, suspend, discontinue or terminate any Award granted under the Plan to a Participant, prospectively or retroactively, but no such action shall impair the rights of a Participant without his or her consent, except as otherwise provided herein.

   (b) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided by an applicable Award.

   (c) No Rights as Shareholder. Only upon issuance of Shares to a Participant (and only in respect to such Shares) shall the Participant obtain the rights of a shareholder, subject, however, to any limitations imposed by the terms of the applicable Award.

   (d) No Fractional Shares. No fractional shares or other securities shall be issued under the Plan, however, the Committee may provide for a cash payment as settlement in lieu of any fractional shares.

   (e) Other Company Benefit and Compensation Programs. Except as expressly determined by the Committee, settlements of Awards received by Participants under this Plan shall not be deemed as part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit or severance program (or severance pay law of any country). The above notwithstanding, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

   (f) Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund(s). The Plan shall not create any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

   (g) Successors and Assignees. The Plan shall be binding on all successors and assignees of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

   (h) Governing Law. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

   Amended September 16, 1994